Exhibit 99.1

Pacific Energy Partners, L.P. Reports Earnings for Second Quarter 2005

    LONG BEACH, Calif.--(BUSINESS WIRE)--Aug. 2, 2005--Pacific Energy Partners, L.P. (NYSE:PPX) ("Pacific") announced that net income for the three months ended June 30, 2005, was $12.2 million, or $0.40 per limited partner unit, compared to net income of $9.1 million, or $0.30 per limited partner unit, for the period ended June 30, 2004. Recurring net income for the three months ended June 30, 2005, was also $12.2 million, or $0.40 per limited partner unit, compared to recurring net income of $12.0 million, or $0.40 per limited partner unit, in the second quarter of 2004. All per unit amounts in the text of this news release are reported on a diluted basis. Recurring net income for the second quarter of 2004 excludes a $2.9 million write off of deferred financing costs associated with last year's bond offering and term loan repayment.
    The results for the quarter ended June 30, 2005, reflect increased pipeline volumes in the Rocky Mountains, higher tank utilization and additional storage capacity for Pacific Terminals, and the benefit of a full quarter of operations in 2005 for the Rangeland system, which was acquired in May 2004. These increases were offset by lower pipeline volumes on the West Coast and by $1.4 million of pipeline repair and maintenance costs associated with earth movement and stream erosion due to heavy rainfall in Southern California.
    For the six months ended June 30, 2005, net income was $15.6 million, or $0.58 per limited partner unit, compared to $17.2 million, or $0.62 per limited partner unit, for the period ended June 30, 2004. Recurring net income for the six months ended June 30, 2005, was $22.6 million, or $0.74 per limited partner unit, compared with $20.1 million, or $0.72 per limited partner unit, for the six months ended June 30, 2004. Net income for the first six months of 2005 reflects the benefit of a full six months of operations in 2005 for the Rangeland system, which was acquired in May 2004, higher pipeline volumes in the Rocky Mountains, and higher storage and terminaling revenues for Pacific Terminals. Offsetting these increases were significantly lower gathering and blending margins from PMT compared to higher than average margins experienced in the same period of 2004, and $2.0 million of unscheduled repairs and maintenance associated with earth movement and stream erosion problems caused by the heavy rainfall in Southern California.
    Recurring net income for the six months ended June 30, 2005, excludes a $2.0 million expense for the insurance deductible associated with the remediation of the Pyramid Lake oil release on Line 63, a $3.1 million expense related to the accelerated vesting of restricted units under Pacific's long-term incentive plan as a result of the change in control attributable to the purchase of Pacific's general partner by LB Pacific, LP, and a $1.8 million expense as a result of the general partner transaction (an item that was required to be recorded as a partnership expense with the general partner's payment of it recorded as a capital contribution). Recurring net income for the six months ended June 30, 2004, excludes the $2.9 million write off of deferred financing costs.
    "We are pleased with the continued progress of our two strategic business units, which we expect will be further enhanced by the acquisition of storage and pipeline assets from Valero L.P. that was previously announced. Our May 2004 Rangeland acquisition continues to exceed expectations, and has also been adding value to our U.S. Rocky Mountain pipelines. We are currently progressing a series of expansion projects to increase capacity on the Glacier system, Frontier pipeline, and the Salt Lake City Core system to be completed in phases over the next several years," stated Irv Toole, President and CEO of Pacific. "Our second quarter results continue to show the strength of the Pacific Terminals storage and distribution system on the West Coast. That, coupled with the pipeline volume growth that our Rocky Mountain business unit has experienced, has offset the effect of lower West Coast pipeline volumes and significant pipeline repair costs associated with record rainfall in Southern California."
    On July 21, 2005, Pacific announced a cash distribution of $0.5125 per unit for the second quarter of 2005, or $2.05 per unit annualized. This is unchanged from the first quarter 2005 distribution level and is 5.1% higher than the second quarter 2004 distribution level. The distribution will be paid on August 12, 2005, to holders of record as of August 1, 2005.
    Distributable cash flow available to the limited partners' interest for the second quarter of 2005 was $18.2 million. On a diluted weighted average basis, there were 29,742,000 limited partner units outstanding during the second quarter of 2005.
    Pursuant to the terms of the partnership agreement, on August 12, 2005, 2,616,250 subordinated units owned by LB Pacific, LP will convert on a one-for-one basis to common units. The conversion of the subordinated units will not affect future cash distributions.

    OPERATING RESULTS BY SEGMENT

    WEST COAST BUSINESS UNIT

    Operating income was $12.4 million for the three months ended June 30, 2005, compared to $14.1 million in the corresponding period in 2004.
    West Coast pipeline volumes for the three months ended June 30, 2005, were approximately 14% lower than in the second quarter of 2004. During the quarter, volumes were impacted by unplanned Los Angeles area refinery maintenance, lower Outer Continental Shelf (OCS) production due to maintenance activities, natural production decline, and diversion of some volumes north to San Francisco. In addition, although Pacific was able to shift significant volumes of crude oil from Line 63 to Line 2000 during the period that Line 63 was out of service due to the landslide at Pyramid Lake, some volumes were lost during this quarter as customers sought to ensure their supply.
    In March 2005, Pacific experienced a significant oil release on Line 63 in northern Los Angeles County in the Pyramid Lake area, which was caused by a rain-induced landslide. In addition, record rainfall in Southern California caused stream erosion and earth movement, exposing Pacific's pipelines in multiple locations. The total costs associated with the oil recovery and restoration effort at Pyramid Lake is now estimated at $15 million. Pacific believes that its insurance carrier will pay these costs, excluding a $2.0 million deductible, and has been receiving timely reimbursements to date. Additionally, Pacific estimates that the cost of pipeline repairs and improvements associated with the Pyramid Lake landslide and the costs to address earth movement and stream erosion problems at other locations along Line 63 and Line 2000 will total approximately $5.5 million, of which $3.7 million is expected to be expensed and $1.8 million is expected to be capitalized. Of the expense portion, $1.4 million and $2.0 million were incurred during the second quarter and year-to-date periods, respectively. The California Public Utilities Commission recently approved our application to implement a temporary surcharge of $0.10 per barrel on Line 63 long haul tariff rates, effective August 1, 2005, to recover the repair costs and insurance deductible.
    Pacific Terminals' storage facilities had a higher rate of utilization during the quarter, as well as increased storage capacity. The higher utilization was primarily the result of refinery maintenance in the Los Angeles Basin.
    PMT margins were unchanged in the second quarter of 2005 from the second quarter of 2004. On July 1, 2005, Pacific purchased certain crude oil contracts and crude oil inventories for $2.2 million plus additional future payments to be made over the next three-and-one-half years, based on the performance of the contracts. The purchase contracts were integrated into PMT's business.
    Pacific continues to advance the Pier 400 deepwater import terminal project in the environmental permitting process, as well as in securing additional customer commitments. Pacific expects to have the permits necessary to begin construction in the second quarter of 2006, with completion and start-up expected in the fourth quarter of 2007.

    ROCKY MOUNTAIN BUSINESS UNIT

    Operating income was $9.0 million for the three months ended June 30, 2005, compared to $5.7 million in the corresponding period in 2004. The increase included a full quarter's results of the Rangeland system which was acquired in May 2004, as well as increased market share for pipeline shipments of crude oil to Billings, Montana, and increased crude oil demand by Salt Lake City refiners. Pipeline volumes in the U.S. Rocky Mountains for the second quarter of 2005 were approximately 5% higher than in the corresponding quarter of 2004. Salt Lake City Core and Frontier Pipeline volumes improved due to an increase in capacity resulting from an agreement in June 2005 with the connecting carrier.
    In Canada, the new receiving terminal and pump station for Rangeland, which will provide access to synthetic and other types of crude oil in Edmonton, is expected to begin operations in the middle of the fourth quarter of 2005.

    LOOKING FORWARD

    For the full year ending December 31, 2005, Pacific is forecasting recurring net income of $1.37 to $1.45 per unit. Included in the full year guidance is $0.15 per limited partner unit of unusual and unanticipated expense, including $3.7 million of pipeline repairs on Line 63 and Line 2000 associated with earth movement and stream erosion and $0.7 million of similar repairs on Rangeland pipeline, which was also impacted by record-setting rains late in the second quarter. For the quarter ending September 30, 2005, Pacific is forecasting net income of $0.24 to $0.28 per unit. This guidance does not include the benefit of the acquisition of assets from Valero L.P. discussed further below. Reconciling items between projected recurring net income and net income for full year 2005 are unchanged from those set out in the attached schedule for the six months ended June 30, 2005.
    As previously announced, management intends to recommend a distribution increase of $0.03 per limited partner unit per quarter, associated with the acquisition of assets from Valero L.P., and an additional $0.0125 per quarter increase associated with the start-up of the initiating synthetic crude oil facility in Edmonton. These expected increases are unchanged by the unusual costs described above.
    For the full year, Pacific is projecting total capital expenditures of $57 million, including $42 million for expansion projects, $12 million for transition capital projects, and $3 million for sustaining capital projects. The Partnership is increasing its profit generating capital forecast by $17 million, principally in the Rocky Mountains and for Pier 400. These estimates exclude any planned expansion projects associated with the assets being acquired from Valero L.P.

    ACQUISITION OF CERTAIN ASSETS FROM VALERO L.P.

    On July 5, 2005, Pacific announced that it had signed a definitive agreement to acquire certain terminal and pipeline assets from subsidiaries of Valero L.P. consisting of two California terminals handling refined products, refinery blend stocks, and crude oil with
4.1 million barrels of storage, three East Coast refined and specialty products terminals with 3.2 million barrels of storage, and a 550-mile refined products pipeline with four truck terminals and 1.7 million barrels of storage in the U.S. Rocky Mountains. The aggregate purchase price is $455 million. Pacific expects to fund the acquisition by issuing common units for approximately 60-65% of the acquisition price and debt securities for approximately 35-40% of the acquisition price. The acquisition of these assets is expected to close by the end of September 2005.
    Pacific will host a conference call at 2:00 p.m. EDT (11:00 a.m.
PDT) on Wednesday, August 3, 2005, to discuss the results of the second quarter of 2005. Please join us at www.PacificEnergy.com for the live broadcast. The call, with questions and answers, will continue to be available on Pacific's web site following the call.

    About Pacific Energy:

    Pacific Energy Partners, L.P. is a master limited partnership headquartered in Long Beach. Pacific is engaged principally in the business of gathering, transporting, storing, and distributing crude oil and other related products in California and the Rocky Mountain region, including Alberta, Canada. Pacific generates revenues primarily by transporting crude oil on its pipelines and by leasing capacity in its storage facilities. Pacific also buys, blends, and sells crude oil, activities that are complementary to its pipeline transportation business. Pacific Energy recently announced the signing of a definitive agreement to purchase several refined products terminals and a pipeline for $455 million. Closing is expected by the end of September 2005 following receipt of regulatory approvals.

    This news release may include "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included or incorporated herein may constitute forward-looking statements. Although Pacific believes that the forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The estimates associated with the acquisition are based on facts known at the time of estimation and Pacific's assessment of the ultimate outcome. Among the factors that could cause results to differ materially are regulatory and other closing requirements and the successful integration and future performance of the assets acquired. The forward-looking statements involve risks and uncertainties that may affect Pacific's operations and financial performance. Among the factors that could cause results to differ materially are those risks discussed in Pacific's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2004.
    The estimates associated with the oil release are based on facts known at the time of estimation and the Partnership's assessment of the ultimate outcome. Among the many uncertainties that impact the estimates are the necessary regulatory approvals for, and potential modification of remediation and repair plans, the amount of data available at the time of the assessment of the impact of soil and water contamination, the current uncertainty of the geological conditions that will be encountered during the final repairs of the Line 63 pipeline, changes in costs associated with environmental remediation services and equipment, and the possibility of third-party legal claims giving rise to additional expenses. Therefore, no assurance can be made that costs incurred in excess of the estimated costs, if any, would not have a material adverse effect on the Partnership's financial condition, results of operations, or cash flows, although the Partnership believes it is likely that most, if not all, of any such excess cost, to the extent attributable to clean-up and third-party claims, would be recoverable through insurance. As new information becomes available in future periods, the Partnership may change its expense accrual and recovery estimates.
    For additional information about Pacific Energy, please visit our Web site at www.PacificEnergy.com.


                     PACIFIC ENERGY PARTNERS, L.P.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                              (Unaudited)
            (Amounts in thousands, except per unit amounts)

                                     Three Months       Six Months
                                     Ended June 30,   Ended June 30,
                                   ----------------- -----------------
                                    2005     2004     2005     2004
                                   -------- -------- -------- --------
Operating revenues:
      Pipeline transportation
       revenue                     $27,747  $26,992  $55,784  $51,719
      Storage and distribution
       revenue                      10,870    9,259   21,192   19,382
      Pipeline buy/sell
       transportation revenue        8,116    3,690   17,222    3,690
      Crude oil sales, net of
       purchases                     6,042    6,056    7,824   10,868
                                   -------- -------- -------- --------
          Net revenues              52,775   45,997  102,022   85,659
                                   -------- -------- -------- --------

Expenses:
  Operating                         25,292   20,867   47,046   39,784
  Line 63 oil release costs             --       --    2,000       --
  General and administrative         3,700    3,636    8,872    7,490
  Accelerated long-term incentive
   plan compensation expense            --       --    3,115       --
  Transaction costs(1)                  --       --    1,807       --
  Depreciation and amortization      6,606    5,713   13,135   10,955
                                   -------- -------- -------- --------
         Total expenses             35,598   30,216   75,975   58,229
                                   -------- -------- -------- --------

Share of net income of Frontier        490      391      847      784
                                   -------- -------- -------- --------

Operating income                    17,667   16,172   26,894   28,214

Net interest expense                (5,844)  (4,383) (11,442)  (8,509)
Write-off of deferred financing
 cost and interest rate swap
 termination expense                    --   (2,901)      --   (2,901)
Other income                           540      226      893      387
                                   -------- -------- -------- --------

Income before foreign income tax
 expense                            12,363    9,114   16,345   17,191
                                   -------- -------- -------- --------

Foreign income tax benefit
 (expense):
   Current                             245      (32)    (487)     (32)
   Deferred                           (388)      46     (217)      46
                                   -------- -------- -------- --------
                                      (143)      14     (704)      14
                                   -------- -------- -------- --------

Net income                         $12,220   $9,128  $15,641  $17,205
                                   ======== ======== ======== ========

Net income (loss) for the general
 partner interest(2)                  $244     $183  $(1,458)    $344
                                   ======== ======== ======== ========
Net income for the limited partner
 interests(2)                      $11,976   $8,945  $17,099  $16,861
                                   ======== ======== ======== ========

Weighted average units
 outstanding:
      Basic                         29,723   29,479   29,689   27,239
      Diluted                       29,742   29,632   29,708   27,402

Basic and Diluted net income per
 limited partner unit                $0.40    $0.30    $0.58    $0.62
                                   ======== ======== ======== ========

(1) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.
(2) See "General Partner and Limited Partners Allocation of Net Income" schedule included herein.


                     PACIFIC ENERGY PARTNERS, L.P.
                              (Unaudited)
                            (In thousands)
                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                          June  30,      December 31,
                                            2005            2004
                                       ---------------- --------------
Assets
Current assets                                $115,711        $95,545
Property and equipment, net                    713,070        718,624
Investment in Frontier Pipeline
 Company                                         7,998          7,886
Other assets                                    47,516         47,850
                                       ---------------- --------------
             Total assets                     $884,295       $869,905
                                       ================ ==============

Liabilities and Partners' Capital
Current liabilities                            $75,445        $48,045
Long-term debt                                 359,209        357,163
Deferred income taxes                           34,189         34,556
Other long-term liabilities                      7,243          7,675
Partners' capital                              408,209        422,466
                                       ---------------- --------------
             Total liabilities and
              partners' capital               $884,295       $869,905
                                       ================ ==============


            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          Six Months Ended June 30,
                                       -------------------------------
                                            2005            2004
                                       ---------------- --------------
Cash flows from operating activities:
   Net income                                  $15,641        $17,205
     Depreciation, amortization, non-
      cash employee compensation under
      long-term incentive plan,
      deferred income taxes, and
      Frontier(1) adjustment                    15,619         12,814
   Non-cash write-off of deferred
    financing costs                                 --          2,321
   Working capital adjustments                  14,958         (3,075)
                                       ---------------- --------------
       Net cash provided by operating
        activities                              46,218         29,265

Cash flows from investing activities:
   Acquisitions                                     --       (139,050)
   Net additions to property and
    equipment                                   (9,877)        (7,896)
   Other                                           (98)            --
                                       ---------------- --------------
       Net cash used in investing
        activities                              (9,975)      (146,946)

Cash flows from financing activities:
   Issuance of common units, net of
    fees and offering expenses                      --        125,881
   Capital contribution from the
    general partner                              2,438          2,690
   Net proceeds from 7 1/8% Senior
    Notes, due June 2014                            --        241,086
   Repayment of term loan                           --       (225,000)
   Proceeds from bank credit
    facilities                                  66,283        154,168
   Repayment of bank credit facilities         (64,326)      (141,500)
   Deferred financing costs                       (600)        (1,008)
   Distributions to partners                   (30,658)       (27,081)
   Related parties                                (686)           607
                                       ---------------- --------------
       Net cash provided by (used in)
        financing activities                   (27,549)       129,843

Net increase in cash and cash
 equivalents                                     8,694         12,162
Cash and cash equivalents, beginning
 of period                                      23,383          9,699
                                       ---------------- --------------
Cash and cash equivalents, end of
 period                                        $32,077        $21,861
                                       ================ ==============

(1) Net Cash received from Frontier was $650 and $668 for the six months ended June 30, 2005 and 2004, respectively.


                    PACIFIC ENERGY PARTNERS, L.P.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 AND OPERATING HIGHLIGHTS BY SEGMENT

              Three Months Ended June 30, 2005 and 2004
                             (Unaudited)
                            (In thousands)

                                               Intersegment
                                     Rocky          and
                        West Coast  Mountain    Intrasegment
                        Operations Operations Eliminations(1)  Total
                        ---------- ---------- --------------- --------
Three Months Ended
June 30, 2005:
  Segment revenue:
   Pipeline
    transportation
    revenue               $15,194    $14,006         $(1,453) $27,747
   Storage and
    distribution
    revenue                10,870         --                   10,870
   Pipeline buy/sell
    transportation
    revenue                    --      8,116                    8,116
   Crude oil sales, net
    of purchases            5,866        206             (30)   6,042
                        ---------- ----------                 --------
   Net revenue             31,930     22,328                   52,775
                        ---------- ----------                 --------
  Segment expenses:
   Operating expenses      15,996     10,779          (1,483)  25,292
   Depreciation and
    amortization            3,529      3,077                    6,606
                        ---------- ----------                 --------
   Total expenses          19,525     13,856                   31,898
                        ---------- ----------                 --------
  Share of net income
   of Frontier                 --        490                      490
                        ---------- ----------                 --------
  Operating income(3)     $12,405     $8,962                  $21,367
                        ========== ==========                 ========

Operating Data (barrels
 per day, in thousands)
Line 2000 and Line 63
 pipeline volume            120.0
Rangeland pipeline
 system:
    Sundre - North                      23.1
    Sundre - South                      39.7
Western Corridor system
 volume                                 22.2
Salt Lake City Core
 system volume                         124.4
Frontier pipeline
 volume                                 51.3

Three Months Ended
June 30, 2004:
  Segment revenue:
   Pipeline
    transportation
    revenue               $16,494    $11,804          (1,306) $26,992
   Storage and
    distribution
    revenue                 9,359         --            (100)   9,259
   Pipeline buy/sell
    transportation
    revenue                    --      3,690                    3,690
   Crude oil sales, net
    of purchases            6,056         --                    6,056
                        ---------- ----------                 --------
   Net revenue             31,909     15,494                   45,997
                        ---------- ----------                 --------
  Segment expenses:
   Operating expenses      14,182      8,091          (1,406)  20,867
   Depreciation and
    amortization            3,635      2,078                    5,713
                        ---------- ----------                 --------
   Total expenses          17,817     10,169                   26,580
                        ---------- ----------                 --------
  Share of net income
   of Frontier                 --        391                      391
                        ---------- ----------                 --------
  Operating income(3)     $14,092     $5,716                  $19,808
                        ========== ==========                 ========

Operating Data (barrels
 per day, in thousands)
Line 2000 and Line 63
 pipeline volume            139.5
Rangeland pipeline
 system:
    Sundre - North                      21.2
    Sundre - South                      48.8
Western Corridor system
 volume                                 19.8
Salt Lake City Core
 system volume                         119.2
Frontier pipeline
 volume                                 50.0


                    PACIFIC ENERGY PARTNERS, L.P.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 AND OPERATING HIGHLIGHTS BY SEGMENT

               Six Months Ended June 30, 2005 and 2004
                             (Unaudited)
                            (In thousands)


                                               Intersegment
                                     Rocky          and
                        West Coast  Mountain    Intrasegment
                        Operations Operations Eliminations(1)  Total
                        ---------- ---------- --------------- --------
Six Months Ended
June 30, 2005:
  Segment revenue:
   Pipeline
    transportation
    revenue               $32,638    $26,461         $(3,315) $55,784
   Storage and
    distribution
    revenue                21,342         --            (150)  21,192
   Pipeline buy/sell
    transportation
    revenue                    --     17,222                   17,222
   Crude oil sales, net
    of purchases            7,678        206             (60)   7,824
                        ---------- ----------                 --------
   Net revenue             61,658     43,889                  102,022
                        ---------- ----------                 --------
  Segment expenses:
   Operating expenses      30,503     20,068          (3,525)  47,046
   Line 63 oil release
    costs(2)                2,000         --                    2,000
   Depreciation and
    amortization            7,006      6,129                   13,135
                        ---------- ----------                 --------
   Total expenses          39,509     26,197                   62,181
                        ---------- ----------                 --------
  Share of net income
   of Frontier                 --        847                      847
                        ---------- ----------                 --------
  Operating income(3)     $22,149    $18,539                  $40,688
                        ========== ==========                 ========

Operating Data (barrels
 per day, in thousands)
Line 2000 and Line 63
 pipeline volume            129.2
Rangeland pipeline
 system:
    Sundre - North                      22.2
    Sundre - South                      43.9
Western Corridor system
 volume                                 22.4
Salt Lake City Core
 system volume                         116.7
Frontier pipeline
 volume                                 44.8

Six Months Ended
June 30, 2004:
  Segment revenue:
   Pipeline
    transportation
    revenue               $32,185    $22,347         $(2,813) $51,719
   Storage and
    distribution
    revenue                19,582         --            (200)  19,382
   Pipeline buy/sell
    transportation
    revenue                    --      3,690                    3,690
   Crude oil sales, net
    of purchases           10,868         --                   10,868
                        ---------- ----------                 --------
   Net revenue             62,635     26,037                   85,659
                        ---------- ----------                 --------
  Segment expenses:
   Operating expenses      28,888     13,909          (3,013)  39,784
   Depreciation and
    amortization            7,400      3,555                   10,955
                        ---------- ----------                 --------
   Total expenses          36,288     17,464                   50,739
                        ---------- ----------                 --------
  Share of net income
   of Frontier                 --        784                      784
                        ---------- ----------                 --------
  Operating income(3)     $26,347     $9,357                  $35,704
                        ========== ==========                 ========

Operating Data (barrels
 per day, in thousands)
Line 2000 and Line 63
 pipeline volume            136.6
Rangeland pipeline
 system:
    Sundre - North                      21.2
    Sundre - South                      48.8
Western Corridor system
 volume                                 18.0
Salt Lake City Core
 system volume                         113.0
Frontier pipeline
 volume                                 47.0

(1) Eliminations are required to account for revenue on services provided by one subsidiary to another.
(2) On March 23, 2005, there was an oil release of approximately
    3,400 barrels in northern Los Angeles County.
(3) General and administrative expense, accelerated long-term incentive plan compensation expense, and transaction costs are not allocated to segments. See "Reconciliation of Operating Income By Segment to Condensed Consolidated Statements of Income" included herein.


                    PACIFIC ENERGY PARTNERS, L.P.
                             (Unaudited)
                            (In thousands)

      RECONCILIATION OF OPERATING INCOME BY SEGMENT TO CONDENSED
                  CONSOLIDATED STATEMENTS OF INCOME

                                     Three Months       Six Months
                                     Ended June 30,   Ended June 30,
                                   ----------------- -----------------
                                    2005     2004     2005     2004
                                   -------- -------- -------- --------
Operating income by segment:
 West Coast                        $12,405  $14,092  $22,149  $26,347
 Rocky Mountain                      8,962    5,716   18,539    9,357
                                   -------- -------- -------- --------
                                    21,367   19,808   40,688   35,704
General expenses and other
 income/(expense):(1)
 General and administrative
  expense                           (3,700)  (3,636)  (8,872)  (7,490)
 Accelerated long-term incentive
  plan compensation expense(2)          --       --   (3,115)      --
 Transaction costs(3)                   --       --   (1,807)      --
 Interest expense                   (5,844)  (4,383) (11,442)  (8,509)
 Write-off of deferred financing
  cost and interest rate swap
  termination expense                   --   (2,901)      --   (2,901)
 Other income                          540      226      893      387
 Foreign income tax (expense)
  benefit                             (143)      14     (704)      14
                                   -------- -------- -------- --------
Net income                         $12,220   $9,128  $15,641  $17,205
                                   ======== ======== ======== ========


    GENERAL PARTNER AND LIMITED PARTNERS ALLOCATION OF NET INCOME

                                     Three Months       Six Months
                                     Ended June 30,   Ended June 30,
                                    ---------------- -----------------
                                     2005     2004    2005     2004
                                    -------- ------- -------- --------

Net income                          $12,220  $9,128  $15,641  $17,205
                                    -------- ------- -------- --------
Transaction costs reimbursed by
 general partner:
Senior Notes consent solicitation
 and other costs                         --      --      893       --
Severance costs                          --      --      914       --
                                    -------- ------- -------- --------
 Total transaction costs reimbursed
  by general partner                     --      --    1,807       --
                                    -------- ------- -------- --------
Income before transaction costs
 reimbursed by general partner       12,220   9,128   17,448   17,205
General partner's share of income         2%      2%       2%       2%
                                    -------- ------- -------- --------
General partner allocated share of
 net income before transaction
 costs                                  244     183      349      344
Transaction costs reimbursed by
 general partner                         --      --   (1,807)      --
                                    -------- ------- -------- --------
Net income (loss) allocated to
 general partner                       $244    $183  $(1,458)    $344
                                    ======== ======= ======== ========

Income before transaction costs
 reimbursed by general partner      $12,220  $9,128  $17,448  $17,205
Limited partners' share of income        98%     98%      98%      98%
                                    -------- ------- -------- --------
Limited partners' share of net
 income                             $11,976  $8,945  $17,099  $16,861
                                    ======== ======= ======== ========

Net income (loss) allocated to
 general partner                       $244    $183  $(1,458)    $344
Net income allocated to limited
 partners                            11,976   8,945   17,099   16,861
                                    -------- ------- -------- --------
Net income                          $12,220  $9,128  $15,641  $17,205
                                    ======== ======= ======== ========

(1) General and administrative expenses, accelerated long-term incentive plan expense, transaction costs, interest expense, other income, and foreign income tax expense are not allocated among the West Coast and Rocky Mountain business units.
(2) On March 3, 2005, in connection with the change in control of the Partnership's general partner, all restricted units outstanding under the Long-Term Incentive Plan became immediately vested pursuant to the terms of the grants. The Partnership recognized accelerated compensation expense of $3.1 million relating to the vesting.
(3) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.


                    PACIFIC ENERGY PARTNERS, L.P.
     RECONCILIATION OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
                             (Unaudited)
           (Amounts in thousands, except per unit amounts)

                     RECONCILIATION OF NET INCOME
                       TO RECURRING NET INCOME

                                     Three Months    Six Months Ended
                                     Ended June 30,    June 30, 2005
                                   ----------------- -----------------
                                    2005     2004     2005     2004
                                   -------- -------- -------- --------
Net income                         $12,220   $9,128  $15,641  $17,205
 Add: Line 63 oil release costs(1)      --       --    2,000       --
 Add: Accelerated long-term
  incentive plan compensation
  expense(2)                            --       --    3,115       --
 Add: Transaction costs(3)              --       --    1,807       --
 Add: Write-off of deferred
  financing cost and interest rate
  swap termination expense(4)           --    2,901       --    2,901
                                   -------- -------- -------- --------
Recurring net income               $12,220  $12,029  $22,563  $20,106
                                   ======== ======== ======== ========
Recurring net income for the
 general partner interest             $244     $241     $451     $402
                                   ======== ======== ======== ========
Recurring net income for the
 limited partner interest          $11,976  $11,788  $22,112  $19,704
                                   ======== ======== ======== ========
Basic and diluted recurring net
 income per limited partner unit     $0.40    $0.40    $0.74    $0.72
                                   ======== ======== ======== ========


                     RECONCILIATION OF NET INCOME
                     TO DISTRIBUTABLE CASH FLOW(5)

                                     Three Months       Six Months
                                     Ended June 30,   Ended June 30,
                                   ----------------- -----------------
                                    2005     2004     2005     2004
                                   -------- -------- -------- --------
Net income                         $12,220   $9,128  $15,641  $17,205
 Add: Line 63 oil release costs(1)      --       --    2,000       --
 Add: Accelerated long-term
  incentive plan compensation
  expense(2)                            --       --    3,115       --
 Add: Transaction costs(3)              --       --    1,807       --
 Add: Write-off of deferred
  financing cost and interest rate
  swap termination expense(4)           --    2,901       --    2,901
                                   -------- -------- -------- --------
Recurring net income                12,220   12,029   22,563   20,106
 Plus: depreciation and
  amortization                       6,606    5,713   13,135   10,955
 Plus: amortization of bond
  discount and debt issue costs        478      359      937      670
 Plus: non-cash employee
  compensation under long-term
  incentive plan                        --      692      229    1,351
 Plus: deferred income tax expense
  (benefit)                            388      (46)     217      (46)
 Less: sustaining capital
  expenditures                        (587)    (178)    (827)    (725)
                                   -------- -------- -------- --------
Distributable Cash Flow            $19,105  $18,569  $36,254  $32,311
                                   ======== ======== ======== ========
General Partner interest in
 Distributable Cash Flow              $936     $817   $1,491   $1,169
                                   ======== ======== ======== ========
Limited partner interests in
 Distributable Cash Flow           $18,169  $17,752  $34,763  $31,142
                                   ======== ======== ======== ========

(1) On March 23, 2005, there was an oil release of approximately
    3,400 barrels in northern Los Angeles County. Although this event will involve an outlay of cash, we believe these costs are unusual and are not indicative of the Partnership's recurring earnings.
(2) The cash cost associated with the accelerated vesting of units is $2.0 million. However, we have not deducted this amount in determining distributable cash flow as the accelerated vesting was unusual and not indicative of the Partnership's recurring earnings.
(3) Pursuant to an Ancillary Agreement, our general partner reimbursed us $1.8 million for costs incurred in connection with the sale of our general partner. Generally accepted accounting principles require us to record an expense with the reimbursement shown as a partner's capital contribution.
(4) In June 2004, in connection with the repayment of our term loan, we had a $2.3 million non-cash write-down of deferred financing costs and incurred a $0.6 million cash expense to terminate related interest rate swaps.
(5) Distributable Cash Flow provides additional information for evaluating our ability to make the minimum quarterly distribution and is presented solely as a supplemental measure. You should not consider Distributable Cash Flow as an alternative to net income, income before taxes, cash flow from operations, or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States. Our Distributable Cash Flow may not be comparable to similarly titled measures of other entities. Additional information regarding distributable cash flow is included in our annual report on Form 10-K for the year ended December 31, 2004.

    CONTACT: Pacific Energy Partners, L.P.
             Aubrye Harris, 562-728-2871
             Fax: 562-728-2881
             Email: AHarris@PacificEnergy.com